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                                    EXHIBIT 21.1


                       TIPPERARY CORPORATION AND SUBSIDIARIES


     Corporation                             State or Other Jurisdiction of
                                                      Incorporation
----------------------------------------     ----------------------------------
Tipperary Corporation                                     Texas
Tipperary Oil & Gas Corporation                           Texas
Tipperary Oil & Gas (Australia) Pty Ltd.          Queensland, Australia
Burro Pipeline Corporation                             New Mexico